AMENDMENT NO. 1
                            FORM 8-A

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



       FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                SECURITIES EXCHANGE ACT OF 1934



                  ENTERGY LONDON CAPITAL, L.P.
     (Exact Name of Registrant as Specified in Its Charter)

           Delaware                     To Be Applied For
  (State of Incorporation or             (I.R.S. Employer
        Organization)                   Identification No.)

                       639 Loyola Avenue
                  New Orleans, Louisiana 70113
  (Address of Principal Executive Offices, including Zip Code)



  Securities to be registered pursuant to Section 12(b) of the
Act:

     Title of each class           Name of each exchange on which
     to be so registered           each class is to be so registered

     8 5/8% Quarterly Income
     Preferred Securities, Series A      New York Stock Exchange
     (and the Guarantee with respect
     thereto)

  If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General
Instruction A.(c)(1), please check the following box.

  If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box.


  Securities to be registered pursuant to Section 12(g) of the
Act:   None


  The Commission is respectfully requested to send copies of all notices, orders and communications to:

                    Denise C. Redmann, Esq.
                     Entergy Services, Inc.
                       639 Loyola Avenue
                  New Orleans, Louisiana 70113
                         (504)576-2272

         INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.   Description of Registrant's Securities to be
Registered.

     The securities to be registered hereby are 8 5/8% Quarterly Income Preferred Securities, Series A (the "Preferred Securities"), of Entergy London Capital, L.P., a Delaware limited partnership. The Preferred Securities represent limited partner interests in Entergy London Capital, L.P. and are guaranteed by Entergy London Investments plc (the "Company"), a public limited company incorporated under the laws of England and Wales, to the extent set forth in the form of the Guarantee Agreement by the Company to The Bank of New York, as Guarantee Trustee (the "Guarantee"). The Guarantee is incorporated by reference to
Exhibit 4.09 to the Registration Statement on Form S-1 of the Company and Entergy London Capital, L.P. (Registration Nos. 333-33331 and 333-33331-01) filed with the Securities and Exchange Commission (the "Commission") on August 11, 1997, and amended by Amendment No. 1 filed with the Commission on October 3, 1997 and Amendment No. 2 filed with the Commission on October 24, 1997 (such registration statement, as so amended (the "Registration Statement"). The particular terms of the Preferred Securities and the Guarantee are described in the Prospectus, dated November 12, 1997, filed with the Commission pursuant to Rule 424 under the Securities Act of 1933, as amended, in connection with the Registration Statement (the "Prospectus"). The Prospectus and the Guarantee are incorporated by reference herein as set forth in Item 2 below.


Item 2.   Exhibits.

     The Preferred Securities described herein are to be registered on the New York Stock Exchange, on which no other securities of Entergy London Capital, L.P. are registered. Accordingly, the following Exhibits required in accordance with
Part II to the instructions as to Exhibits to Form 8-A have been duly filed with the New York Stock Exchange. Each Exhibit was previously filed as indicated below with the Securities and Exchange Commission and is incorporated herein by reference.


 Exhibit
  Number                                 Description and Method
                                         of Filing

   1(a)         The Prospectus           Filed as part of the
                                         Registration Statement
                                         of the Company and
                                         Entergy London Capital,
                                         L.P. (Reg. Nos. 333-
                                         33331 and 333-33331-
                                         01).

   4(a)         Certificate of Limited   Filed as Exhibit 4.03
                Partnership of Entergy   to the Registration
                London Capital, L.P.     Statement of the
                                         Company and Entergy
                                         London Capital, L.P.
                                         (Reg. Nos. 333-33331
                                         and 333-33331-01).

   4(b)         Certificate of           Filed as Exhibit 4.05
                Amendment to             to the Registration
                Certificate of Limited   Statement of the
                Partnership of Entergy   Company and Entergy
                London Capital, L.P.     London Capital, L.P.
                                         (Reg. Nos. 333-33331
                                         and 333-33331-01).

   4(c)         Agreement of Limited     Filed as Exhibit 4.04
                Partnership of Entergy   to the Registration
                London Capital, L.P.     Statement of the
                                         Company and Entergy
                                         London Capital, L.P.
                                         (Reg. Nos. 333-33331
                                         and 333-33331-01).

   4(d)         Amendment No. 1 to       Filed as Exhibit 4.06
                Agreement of Limited     to the Registration
                Partnership of Entergy   Statement of the
                London Capital, L.P.     Company and Entergy
                                         London Capital, L.P.
                                         (Reg. Nos. 333-33331
                                         and 333-33331-01).

   4(e)         Form of Amended and      Filed as Exhibit 4.07
                Restated Agreement of    to the Registration
                Limited Partnership of   Statement of the
                Entergy London Capital,  Company and Entergy
                L.P.                     London Capital, L.P.
                                         (Reg. Nos. 333-33331
                                         and 333-33331-01).

   4(f)         Form of Indenture (For   Filed as Exhibit 4.03
                Unsecured Debt           to the Registration
                Securities relating to   Statement of the
                Preferred Securities)    Company and Entergy
                between the Company and  London Capital, L.P.
                The Bank of New York,    (Reg. Nos. 333-33331
                as Trustee               and 333-33331-01).

   4(g)         Form of Officer's        Filed as Exhibit 4.10
                Certificate              to the Registration
                                         Statement of the
                                         Company and Entergy
                                         London Capital, L.P.
                                         (Reg. Nos. 333-33331
                                         and 333-33331-01).

   4(h)         Form of Subordinated     Filed as part of
                Debenture (contained in  Exhibit 4.10 to the
                the Form of Officer's    Registration Statement
                Certificate)             of the Company and
                                         Entergy London Capital,
                                         L.P. (Reg. Nos. 333-
                                         33331 and 333-33331-
                                         01).

   4(i)         Form of Guarantee        Filed as Exhibit 4.09
                Agreement                to the Registration
                                         Statement of the
                                         Company and Entergy
                                         London Capital, L.P.
                                         (Reg. Nos. 333-33331
                                         and 333-33331-01).

   5(a)         Form of Preferred        Filed as part of
                Security (contained in   Exhibit 4.07 to the
                the Form of Amended and  Registration Statement
                Restated Limited         of the Company and
                Partnership Agreement)   Entergy London Capital,
                                         L.P. (Reg. Nos. 333-
                                         33331 and 333-33331-
                                         01).

                           SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  November 14, 1997            Entergy London Capital, L.P.

                                     By: Entergy London Investments plc,
                                           General Partner



                                     By: /s/ William J. Regan, Jr.
                                       Name:  William J. Regan, Jr.
                                       Title: Treasurer